Exhibit 1.2

BALLY’S CHICAGO, INC.

SECURITIES SUBSCRIPTION AGREEMENT

Bally’s Chicago, Inc.
100 Westminster Street
Providence, RI 02903

Ladies and Gentlemen:

The undersigned understands that Bally’s Chicago, Inc., a corporation organized under the laws of Delaware (the “Company”), is offering its Class A ownership interests, par value $0.001 per interest, including its (i) Class A-1 Interests, $0.001 par value per interest (the “Class A-1 Interests”), (ii)  Class A-2 Interests, $0.001 par value per interest (the “Class A-2 Interests”), (iii)  Class A-3 Interests, $0.001 par value per interest (the “Class A-3 Interests”), and (iv) Class A-4 Interests, $0.001 par value per interest (the “Class A-4 Interests” and, together with the Class A-1 Interests, the Class A-2 Interests, and the Class A-3 Interests, each an “Interest” and collectively, the “Interests”) in a registered initial public offering.

Subject to the terms and conditions set forth in this Securities Subscription Agreement (this “Agreement”) and pursuant to an effective registration statement under the Securities Act of 1933, as amended (the “Securities Act”) as to the Interests, the Company hereby accepts the offer the undersigned has made to purchase the Interests in the amounts set forth in the signature page hereto.

In consideration of the mutual covenants contained in this Agreement, and for other good and valuable consideration the receipt and adequacy of which are hereby acknowledged, the Company and the undersigned agrees as follows:

ARTICLE I.

DEFINITIONS

1.1           In addition to the terms defined elsewhere in this Agreement, for all purposes of this Agreement, the following terms have the meanings set forth in this Section 1.1:

“Business Day” means any day other than Saturday, Sunday or other day on which commercial banks in The City of New York are authorized or required by law to remain closed; provided, however, for clarification, commercial banks shall not be deemed to be authorized or required by law to remain closed due to “stay at home”, “shelter-in-place”, “non-essential employee” or any other similar orders or restrictions or the closure of any physical branch locations at the direction of any governmental authority so long as the electronic funds transfer systems (including for wire transfers) of commercial banks in The City of New York generally are open for use by customers on such day.

“Certificate of Incorporation” means the amended and restated certificate of incorporation to be in effect prior to the closing of the initial public offering.

“Class A Qualification Criteria” shall have the meaning ascribed to such term in the Certificate of Incorporation.

“Closing” means the closing of the purchase and sale of the Interests pursuant to Article 2.

“Closing Date” means ______, 2025.

“Commission” means the United States Securities and Exchange Commission.

“Offering Documents” means the Registration Statement and the Prospectus.

“Person” means an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind.

“Placement Agent” means Loop Capital Markets LLC.

“Placement Agent Agreement” means the Placement Agent Agreement by and between the Company and the Placement Agent dated the date hereof.

“Prospectus” means the final prospectus filed for the Registration Statement including all information, documents and exhibits filed with or incorporated by reference into such prospectus.

“Prospectus Supplement” means any supplement to the Prospectus complying with Rule 424(b) of the Securities Act that is filed with the Commission.

“Registration Statement” means the effective registration statement on Form S-1 (File No. 333-283772) with the Commission which registers the sale of the Interests to the undersigned, including all information, documents and exhibits filed with or incorporated by reference into such registration statement.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Subscription Amount” means, as to the undersigned, the aggregate amount to be paid for Interests purchased hereunder as specified below the undersigned’s name on the signature page of this Agreement and next to the heading “Aggregate Subscription Amount,” in United States dollars and in immediately available funds.

“Transaction Documents” means this Agreement, the Placement Agent Agreement, all exhibits and schedules thereto and hereto and any other documents or agreements executed in connection with the transactions contemplated hereunder.

ARTICLE II.

PURCHASE OF INTERESTS

2.1           Purchase of Interests. The Company hereby sells and issues to the undersigned, and the undersigned hereby purchases from the Company the Interests, for an aggregate purchase price set forth in the signature page hereto, on the terms and subject to the conditions set forth in this Agreement.

2.2           Deliveries.

(a)           The Company shall deliver or cause to be delivered to the undersigned the following:

(i)            At least three Business Days prior to the Closing Date, the Company’s wire instructions for payment of the Subscription Amount;

(ii)           On or prior to the Closing Date, the Prospectus and any Prospectus Supplement (which may be delivered in accordance with Rule 172 under the Securities Act); and

(iii)          No later than one Business Day prior to the Closing Date, this Agreement duly executed by the Company.

(b)          The undersigned shall deliver or cause to be delivered to the Company the following:

(i)            No later than 4:00 p.m., New York City time, on the Business Day immediately preceding the Closing Date, the Subscription Amount as set forth on the undersigned’s signature page hereto, in United States dollars and in immediately available funds, by urgent / “same-day” “SWIFT” wire transfer to the account specified on the Company’s wire instructions; and

(ii)           No later than one Business Day prior to the Closing Date, this Agreement duly executed by the undersigned.

2.3          Closing Conditions.

(a)           Obligations of the Company. The obligations of the Company hereunder in connection with the Closing are subject to (i) the accuracy in all material respects on the Closing Date of the representations and warranties of the undersigned contained herein (unless as of a specific date therein in which case they shall be accurate as of such date); (ii) the performance of all obligations, covenants and agreements of the undersigned required to be performed at or prior to the Closing Date; and (iii) the delivery by the undersigned of the items set forth in Section 2.2(b) of this Agreement.

(b)          Obligations of the Undersigned. The obligations of the undersigned in connection with the Closing are subject to (i) the accuracy in all material respects when made and on the Closing Date of the representations and warranties of the Company contained herein (unless as of a specific date therein in which case they shall be accurate as of such date); (ii) the performance of all obligations, covenants and agreements of the Company required to be performed at or prior to the Closing Date; and (iii) the delivery by the Company of the items set forth in Section 2.2(a) of this Agreement.

ARTICLE III.

REPRESENTATIONS, WARRANTIES AND AGREEMENTS.

3.1           Representations, Warranties and Agreements of the Undersigned. To induce the Company to issue the Interests to the undersigned, the undersigned hereby represents and warrants to the Company and agrees with the Company as follows:

(a)           General.

(i)            The undersigned has all requisite authority (and in the case of an individual, the capacity) to purchase the Interests, enter into this Agreement and to perform all the obligations required to be performed by the undersigned hereunder, and such purchase will not contravene any law, rule, or regulation binding on the undersigned or any investment guideline or restriction applicable to the undersigned.

(ii)           The undersigned is a resident of the state set forth on the signature page hereto and is not acquiring the Interests as a nominee or agent or otherwise for any other person.

(iii)          The execution, delivery and performance of this Agreement and the consummation by the undersigned of the transactions contemplated hereby do not violate, conflict with or constitute a default under (i) the provisions of the organizational documents of the undersigned, if any, (ii) any agreement, indenture or instrument to which the undersigned is a party, or (iii) any law, statute, rule or regulation to which the undersigned is subject, or any agreement, order, judgment or decree to which the undersigned is subject.

(iv)         No governmental, administrative or other third-party consents or approvals are required, necessary or appropriate on the part of the undersigned in connection with the transactions contemplated by this Agreement.

(b)          Information concerning the Company.

(i)             The undersigned has received a copy of the Offering Documents. The undersigned has not been furnished any offering literature other than the Offering Documents, and the undersigned has relied only on the information contained therein.

(ii)            The undersigned understands and accepts that the purchase of the Interests involves various risks, including the risks outlined in the Offering Documents and in this Agreement. The undersigned represents that it is able to bear any loss associated with an investment in the Interests.

(iii)           The undersigned understands that there will be no liquid trading market for the Interests, which will impact the undersigned’s ability to monetize its investment.

(iv)           Prior to the execution of this Agreement, the undersigned has had the opportunity to ask questions of and receive answers from representatives of the Company concerning an investment in the Company, as well as the finances, operations, business and prospects of the Company, and the opportunity to obtain additional information to verify the accuracy of all information so obtained. In determining whether to make this investment, the undersigned has relied solely on the undersigned’s own knowledge and understanding of the Company and its business based upon the undersigned’s own due diligence investigation and the information furnished within the Offering Documents. The undersigned understands that no person has been authorized to give any information or to make any representations which were not furnished within the Offering Documents and undersigned has not relied on any other representations or information in making its investment decision, whether written or oral, relating to the Company, its operations and/or its prospects.

(v)            The undersigned confirms that it has had the opportunity to review this Agreement, and the transactions contemplated by this Agreement and the other agreements entered into between the parties hereto with its own legal counsel and investment and tax advisors and that it is not relying on any communication (written or oral) of the Company or any of its affiliates or the Placement Agent, as investment or tax advice or as a recommendation to purchase the Interests. Except for any statements or representations of the Company made in this Agreement and the other agreements entered into between the parties hereto, the undersigned is relying solely on such counsel and advisors and not on any statements or representations of the Company or any of its representatives or agents or the Placement Agent for legal, tax or investment advice with respect to this investment, the transactions contemplated by this Agreement or the securities laws of any jurisdiction.

(vi)            The undersigned understands that, unless the undersigned notifies the Company in writing to the contrary at or before the Closing, each of the undersigned’s representations and warranties contained in this Agreement will be deemed to have been reaffirmed and confirmed as of the Closing, taking into account all information received by the undersigned.

(vii)            The undersigned understands that no United States federal or state agency or similar agency of any other country has passed upon or made any recommendation or endorsement of the offering of the Interests.

(c)           Non-Reliance.

(i)            The undersigned represents that it is not relying on (and will not at any time rely on) any communication (written or oral) of the Company or the Placement Agent, as investment advice or as a recommendation to purchase the Interests, it being understood that information and explanations related to the terms and conditions of the Interests and the other transaction documents that are described in the Offering Documents shall not be considered investment advice or a recommendation to purchase the Interests.

(ii)            The undersigned confirms that the neither the Company nor the Placement Agent has (A) given any guarantee or representation as to the potential success, return, effect or benefit (either legal, regulatory, tax, financial, accounting or otherwise) of an investment in the Interests or (B) made any representation to the undersigned regarding the legality of an investment in the Interests under applicable legal investment or similar laws or regulations. In deciding to purchase the Interests, the undersigned is not relying on the advice or recommendations of the Company or the Placement Agent and the undersigned has made its own independent decision that the investment in the Interests is suitable and appropriate for the undersigned.

(d)          Organization and Authority. Upon execution and delivery by the undersigned, this Agreement is a legal, valid and binding agreement of the undersigned, enforceable against the undersigned in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, fraudulent conveyance or similar laws affecting the enforcement of creditors’ rights generally and subject to general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity).

(e)          Investment Purposes. The undersigned is purchasing the Interests solely for investment purposes, for the undersigned’s own account and not for the account or benefit of any other Person, and not with a view towards the distribution or dissemination thereof and the undersigned has no present arrangement to sell the interest in the Interests to or through any Person (this representation and warranty not limiting the undersigned’s right to sell the Interests subject to the restrictions on transferability detailed in the Certificate of Incorporation).

(f)           Qualified Purchaser. The undersigned qualifies to purchase the Interests by satisfying the qualification requirements as outlined in the Offering Documents, including the Class A Qualification Criteria. The undersigned understands that the Company has determined in its sole discretion that the undersigned is eligible to participate in the offering in reliance on certain representations and warranties by the undersigned, which are restated herein. The undersigned represents and warrants that:

(i)            The undersigned satisfies the Class A Qualification Criteria.

(ii)            The undersigned has a U.S. social security number and/or a U.S. tax identification number.

(iii)            The undersigned is not an employee benefit plan that is subject to Title I of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), plan, individual retirement account (“IRAs”) and other arrangement that are subject to Section 4975 of the U.S. Internal Revenue Code of 1986, as amended (the “Code”), or provisions under any federal, state, local, non-U.S. or other laws or regulations that are similar to such provisions of ERISA or the Code (collectively, “Similar Laws”), and entity whose underlying assets are considered to include “plan assets” of such plan, account and arrangement pursuant to 29 C.F.R. Section 2510.3-101, as modified by Section 3(42) of ERISA, or any Similar Law.

(g)          Restrictions on Transfer; Redemption Provisions. The undersigned agrees that the Interests are subject to certain restrictions on transferability pursuant to the Certificate of Incorporation. The undersigned acknowledges that it had a full and fair opportunity and the means to obtain counsel and discuss such restrictions prior to entering into this Agreement.

(h)          Reliance on Representations and Warranties. The undersigned understands the Interests are being offered and sold to it in accordance with that certain Host Community Agreement by and between the City of Chicago and Bally’s Chicago Operating Company, a wholly-owned subsidiary of the Company, dated June 9, 2022 (the “HCA”), and, in order to comply with such agreement, the Company has imposed the Class A Qualification Criteria. The undersigned understands that the Company is acting in reliance upon the truth and accuracy of the representations, warranties, agreements, acknowledgments and understandings of the undersigned set forth in this Agreement in order to comply with the HCA.

3.2          Company’s Representations, Warranties and Agreements. To induce the undersigned to purchase the Interests, the Company hereby represents and warrants to the undersigned and agrees with the undersigned as follows:

(a)          Organization and Corporate Power. The Company has been duly incorporated and is validly existing under the laws of Delaware, with full power and authority to conduct its business as it is currently being conducted and to own its assets; and has secured any authorizations, approvals, permits and orders required by law for the conduct by the Company of its business as it is currently being conducted. The Company is not in violation or default of any of the provisions of the Certificate of Incorporation or other organizational documents.

(b)          Enforcement. This Agreement constitutes, and upon the execution and delivery thereof, valid and binding obligations of the Company enforceable against the Company in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, fraudulent conveyance, moratorium, reorganization, or similar laws relating to, or affecting generally the enforcement of, creditors’ rights and remedies or by equitable principles of general application and except as enforcement of rights to indemnity and contribution may be limited by federal and state securities laws or principles of public policy.

(c)          Issuance of the Interests; Registration. The Interests are duly authorized and, when issued and paid for in accordance with this Agreement, will be duly and validly issued, fully paid and nonassessable, and free and clear of all liens imposed by the Company. The Company has prepared and filed the Registration Statement in conformity with the requirements of the Securities Act, including the Prospectus, and such amendments and supplements thereto as may have been required to the date of this Agreement. The Registration Statement is effective under the Securities Act and no stop order preventing or suspending the effectiveness of the Registration Statement or suspending or preventing the use of the Prospectus has been issued by the Commission and no proceedings for that purpose have been instituted or, to the knowledge of the Company, are threatened by the Commission.

ARTICLE IV.

OTHER AGREEMENTS.

4.1          Further Assurances. The undersigned agrees to execute such further instruments and to take such further action as may reasonably be necessary to carry out the intent of this Agreement.

4.2          No Obligation as to Employment. The Company is not by reason of this Agreement obligated to employ, or continue to employ, the undersigned in any capacity.

4.3          Notices. All notices, requests, consents and other communications hereunder shall be in writing, shall be addressed to (a) if to the undersigned, the undersigned’s address set forth in the signature page and (b) if to the Company, c/o Bally’s Chicago, Inc., 100 Westminster Street, Providence, RI 02903, Attention: General Counsel – Chicago Equity Offering, or (c) to such other address as a party may designate by notice hereunder, and shall be either (1) delivered by hand, (2) sent by overnight courier, (3) sent via facsimile, or (4) sent by certified mail, return receipt requested, postage prepaid. All notices, requests, consents and other communications hereunder shall be deemed to have been given either (i) if by hand, at the time of the delivery thereof to the receiving party at the address of such party set forth above, (ii) if sent by overnight courier, on the next Business Day following the day such notice is delivered to the courier service, (iii) if sent via facsimile, when receipt is acknowledged, or (iv) if sent by certified mail, on the (5th) Business Day following the day such mailing is made.

4.4          Entire Agreement. This Agreement embodies the entire agreement and understanding between the undersigned and the Company with respect to the subject matter hereof and supersedes all prior oral or written agreements and understandings relating to the subject matter hereof. No statement, representation, warranty, covenant or agreement of any kind not expressly set forth in this Agreement shall affect, or be used to interpret, change or restrict, the express terms and provisions of this Agreement.

4.5          Modifications and Amendments. The terms and provisions of this Agreement may be modified or amended only by written agreement executed by all parties hereto.

4.6         Waivers and Consents. The terms and provisions of this Agreement may be waived, or consent for the departure therefrom granted, only by written document executed by the party entitled to the benefits of such terms or provisions. No such waiver or consent shall be deemed to be or shall constitute a waiver or consent with respect to any other terms or provisions of this Agreement, whether or not similar. Each such waiver or consent shall be effective only in the specific instance and for the purpose for which it was given, and shall not constitute a continuing waiver or consent.

4.7          Assignment. The rights and obligations under this Agreement may not be assigned by either party hereto without the prior written consent of the other party.

4.8          Benefit. All statements, representations, warranties, covenants and agreements in this Agreement shall be binding on the parties hereto and shall inure to the benefit of the respective successors and permitted assigns of each party hereto. Nothing in this Agreement shall be construed to create any rights or obligations except among the parties hereto, and no person or entity shall be regarded as a third-party beneficiary of this Agreement.

4.9          Governing Law. This Agreement and the rights and obligations of the parties hereunder shall be construed in accordance with and governed by the laws of the State of New York.

4.10        Severability. In the event that any court of competent jurisdiction shall determine that any provision, or any portion thereof, contained in this Agreement shall be unreasonable or unenforceable in any respect, then such provision shall be deemed limited to the extent that such court deems it reasonable and enforceable, and as so limited shall remain in full force and effect. In the event that such court shall deem any such provision, or portion thereof, wholly unenforceable, the remaining provisions of this Agreement shall nevertheless remain in full force and effect.

4.11         No Waiver of Rights, Powers and Remedies. No failure or delay by a party hereto in exercising any right, power or remedy under this Agreement, and no course of dealing between the parties hereto, shall operate as a waiver of any such right, power or remedy of such party. No single or partial exercise of any right, power or remedy under this Agreement by a party hereto, nor any abandonment or discontinuance of steps to enforce any such right, power or remedy, shall preclude such party from any other or further exercise thereof or the exercise of any other right, power or remedy hereunder. The election of any remedy by a party hereto shall not constitute a waiver of the right of such party to pursue other available remedies. No notice to or demand on a party not expressly required under this Agreement shall entitle the party receiving such notice or demand to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of the party giving such notice or demand to any other or further action in any circumstances without such notice or demand.

4.12        Survival of Representations and Warranties. All representations and warranties made by the parties hereto in this Agreement or in any other agreement, certificate or instrument provided for or contemplated hereby, shall survive the execution and delivery hereof and any investigations made by or on behalf of the parties.

4.13        Headings and Captions. The headings and captions of the various subdivisions of this Agreement are for convenience of reference only and shall in no way modify or affect the meaning or construction of any of the terms or provisions hereof.

4.14        Counterparts. This Agreement may be executed in one or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission or by e-mail delivery of a “.pdf” format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or “.pdf” signature page were an original thereof.

4.15        Indemnification. Each party shall indemnify the other against any loss, cost or damages (including reasonable attorneys’ fees and expenses) incurred as a result of such party’s breach of any representation, warranty, covenant or agreement in this Agreement.

4.16        Fees. Except as set forth in the Placement Agent Agreement, no brokerage or finder’s fees or commissions are or will be payable by the Company or any subsidiary to any broker, financial advisor or consultant, finder, placement agent, investment banker, bank or other Person with respect to the transactions contemplated by the Transaction Documents. The undersigned shall have no obligation with respect to any fees or with respect to any claims made by or on behalf of other Persons for fees of a type contemplated in this Section that may be due in connection with the transactions contemplated by the Transaction Documents.

[Signature Page Follows]

IN WITNESS WHEREOF, the undersigned has executed this Subscription Agreement this __________ day of __________ 2025.

PURCHASER (if an individual):	PURCHASER (if an entity):

Name:	[Legal Name of Entity]

By
Name:
Title:

State/Country of Domicile or Formation:

Address for Notice:

Aggregate Subscription Amount: US$

The offer to purchase Interests is confirmed and accepted by the Company as to __________ Class A-1 Interest(s), __________ Class A-2 Interest(s), __________ Class A-3 Interest(s) and __________ Class A-4 Interest(s).

[Signature Page to Subscription Agreement]

AGREED AND ACCEPTED:

Bally’s Chicago, Inc.

By:
Name:
Title:

[Signature Page to Subscription Agreement]